
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practive, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               JAN-31-1999
<CASH>                                         811,731
<SECURITIES>                                         0
<RECEIVABLES>                                  181,475
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              14,013,923<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  13,647,035<F2>
<TOTAL-LIABILITY-AND-EQUITY>                14,013,923<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               507,528<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               281,825
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                225,703
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            225,703
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   225,703
<EPS-PRIMARY>                                     1.15<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivable, totoal assets include real estate held for sale of $10,406,475, investment in joint venture of $2,338,114 net deferred leasing commissions of $227,652 and other assets of $48,476.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include account payable and other liabilities $366,888.
<F4>Total revenue includes rent of $404,772 equity earnings of joint venture of
$68,769 and other revenues of $33,987.
<F5>Represents net income per Unit of limited partnership interest.

